                                                         EXHIBIT NUMBER 5.01.(b)



OPINION OF HENDERSON & LYMAN



[HENDERSON & LYMAN LETTERHEAD]



January 21, 2005



Quadriga Superfund, L.P. Series A and Series B
Le Marquis Complex, Unit 5, P.O. Box 1479
Grand Anse, St. George's
Grenada, West Indies



RE: RE: QUADRIGA SUPERFUND, L.P. SERIES A AND SERIES B UNITS OF LIMITED PARTNERSHIP INTEREST



Ladies and Gentlemen:



         We have acted as your counsel in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of Post-Effective Amendment No. 6 to the Registration Statement on Form S-1 on or about the date hereof, as the same may be amended from time to time (the "Registration Statement"), relating to Units of Limited Partnership Interest ("Units") of Quadriga Superfund, L.P. (the "Partnership"), a limited Partnership organized under the Delaware Revised Uniform Limited Partnership Act. We have reviewed such data, documents, questions of law and fact and other matters as we have deemed pertinent for the purpose of this opinion. Based upon the foregoing, we hereby confirm our opinion expressed under the caption "Federal Income Tax Aspects" in the Prospectus (the "Prospectus") constituting a part of the Registration Statement that the Partnership will be taxed as a partnership for federal income tax purposes. We also advise you that in our opinion, the description set forth under the caption " Federal Income Tax Aspects" in the Prospectus correctly describes (subject to the uncertainties referred to therein) the material considerations of the federal income tax treatment to a United States individual taxpayer, as of the date hereof, of an investment in the Partnership. We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.



Very truly yours,



HENDERSON & LYMAN